Exhibit 10.26

INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.

2020 OMNIBUS INCENTIVE PLAN

Article I
PURPOSE

The purpose of this 2020 Omnibus Incentive Plan of International General Insurance Holdings Ltd., a Bermuda exempted company, is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer Eligible Individuals cash and share-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The Plan is effective as of the date set forth in Article XV.

This Plan has been structured as a U.S.-style omnibus equity incentive plan in connection with the Company’s listing on the Nasdaq Capital Market in the United States. The Plan includes elements that would be applicable for US employees, including references to the Code, Section 409A of the Code, Incentive Stock Options, and Code Section 83(b) elections. These elements will not be applicable to employees residing or employed outside of the United States. The Committee may adopt special guidelines and provisions for employees who are residing in or employed in, or subject to the taxes of, any non-U.S. jurisdiction in order to comply with applicable tax and securities laws of such other jurisdictions in accordance with Section 3.3 hereof.

Article II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, company, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company.

2.2 “Award” means any award under the Plan of any Stock Option, Share Appreciation Right, Restricted Share Award, Performance Award, Other Share-Based Award or Other Cash-Based Award. All Awards shall be confirmed by, and subject to the terms of, an Award Agreement executed by the Committee and the Participant.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4 “Award Cap” has the meaning set forth in Section 4.1(a).

2.5 “Board” means the Board of Directors of the Company.

2.6 “Bye-laws” means the bye-laws of the Company, as amended and in effect from time to time.

2.7 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion, or material breach of any employment or other material written agreement between the Participant and the Company or its Affiliates; (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (c) with respect to a Participant’s Termination of Directorship, as defined under the Bye-laws.

2.8 “Change in Control” has the meaning set forth in Section 11.2.

2.9 “Change in Control Price” has the meaning set forth in Section 11.1.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated or rulings of general application issued by the Internal Revenue Service thereunder.

2.11 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.12 “Common Shares” means the common shares, $0.01 par value per share, of the Company.

2.13 “Company” means [Pubco], a Bermuda exempted company, and its successors by operation of law.

2.14 “Consultant” means any Person who is an advisor or consultant to the Company or its Affiliates (provided that any such Person also meets the eligibility requirements for employees specified in the instructions to Form S-8 under the Securities Act).

2.15 “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, that for purposes of determining the Date of Grant of a Stock Option, such date will be determined in a manner consistent with Section 409A of the Code.

2.16 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, a “permanent and total” disability incurred by a Participant while in the employment or service of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

2.17 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.18 “Eligible Employees” means each employee or officer of the Company, any Subsidiary, any Parent or any other Affiliate (provided that any such employee or officer also meets the eligibility requirements for employees specified in the instructions to Form S-8 under the Securities Act).

2.19 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.20 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.21 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code, as of any date and except as provided below, the closing price reported for the Common Shares on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Shares are not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate and in compliance with Section 409A of the Code. If the Common Shares are publicly traded, listed or otherwise reported or quoted, and there are no sales on such date, the Fair Market Value shall be the closing price reported for the Common Shares on the next preceding trading day during which a sale occurred.

2.22 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8 under the Securities Act.

2.23 “General Share Appreciation Right” means any Share Appreciation Right other than a Limited Share Appreciation Right.

2.24 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.25 “Limited Share Appreciation Right” has the meaning given to it in Section 7.5 hereof.

2.26 “Non-Employee Director” means a director of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.27 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.28 “Non-Tandem Share Appreciation Right” shall mean the right to receive an amount in cash and/or Common Shares equal to the difference between (a) the Fair Market Value of a Common Share on the date such right is exercised, and (b) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.29 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion and as set forth in the applicable Award Agreement.

2.30 “Other Share-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Shares, including, without limitation, an Award valued by reference to the Fair Market Value of an Affiliate.

2.31 “Parent” means any parent corporation (or other company, association, partnership, limited liability company or other entity, including any comparable non-US entity, that is the parent) of the Company.

2.32 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.33 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.34 “Performance Goals” means goals established by the Committee, in its sole discretion, as contingencies for Awards to vest and/or become exercisable or distributable.

2.35 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to an Award to which the Performance Goals relate.

2.36 “Person” has the meaning set forth in Section 11.2(a).

2.37 “Plan” means this 2020 Omnibus Incentive Plan of International General Insurance Holdings Ltd., as amended from time to time.

2.38 “Proceeding” has the meaning set forth in Section 14.9.

2.39 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.40 “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.41 “Restricted Shares” means an Award of Common Shares under the Plan that is subject to restrictions under Article VIII.

2.42 “Restricted Share Award” means the Award of Restricted Shares.

2.43 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Shares.

2.44 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.45 “Securities Act” means the U.S. Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.46 “Share Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.47 “Stock Option” or “Option” means any option to purchase Common Shares granted to Eligible Individuals pursuant to Article VI.

2.48 “Subsidiary” means, with respect any specified Person:

(i)	any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)	any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

2.49 “Tandem Share Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or Common Shares equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Shares covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.50 “Ten Percent Shareholder” means a Person owning shares possessing more than ten percent (10%) of the total combined voting power of all classes of issued and outstanding shares of the Company, its Subsidiaries or its Parent.

2.51 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.52 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.53 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.54 “Termination of Employment” means: (a) a termination of employment of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, (a) the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter and (b) to the extent necessary to avoid liability under Section 409A of the Code, and such Termination of Employment shall constitute a “Separation from Service” as defined in Section 409A of the Code.

2.55 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

Article III
ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. Unless the entire Board constitutes the Committee, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) “an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Share Appreciation Rights, (iii) Restricted Share Awards, (iv) Performance Awards; (v) Other Share-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of Common Shares to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Common Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Shares and/or Restricted Shares under Section 6.4(d);

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j) to modify, extend or renew an Award, subject to Article XII and Section 6.4(l); and

(k) solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. Unless the entire Board constitutes the Committee, if the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bye-laws, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or adoption of written resolutions. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the Bye-laws shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to directors and officers of the Company to execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Reasonable expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Bye-laws and to the extent not covered by insurance directly insuring such Person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Board), arising out of any act or omission in connection with the administration of the Plan, and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud, willful criminal act or omission, dishonesty or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors of the Company or members of the Committee or former officers, directors of the Company or members of the Committee may have under applicable law or under the Bye-laws or the bye-laws (or similar constitutional document) of any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Participant with regard to Awards granted to such Participant under the Plan.

Article IV
SHARE LIMITATION

4.1 Shares.

(a) The aggregate number of Common Shares that may be issued with respect to Awards, which may be granted under the Plan shall not exceed a number of Common Shares equal to ten percent (10%) of the number of issued and outstanding Common Shares of the Company immediately after the consummation of the transactions contemplated by that certain Business Combination Agreement, dated as of October 10, 2019, as amended, by and among Tiberius Acquisition Corporation, International General Insurance Holdings Ltd., the Company and certain other parties named therein (subject to any increase or decrease pursuant to Section 4.2) (the “Award Cap”), which may be either authorized and unissued Common Shares or Common Shares held in or acquired for the treasury of the Company or both. The maximum number of Common Shares with respect to which Incentive Stock Options may be granted under the Plan shall be a number of Common Shares equal to 100% of the Award Cap. With respect to Share Appreciation Rights settled in Common Shares, upon settlement, the total number of Common Shares subject to such Share Appreciation Rights shall count against the aggregate and individual share limitations set forth under this Section 4.1. In consideration for the Participant’s continuous service to the Company, any Common Shares that are issued under the Plan shall be issued fully paid.

(b) If any Option or Other Share-Based Award granted under the Plan expires, terminates, is forfeited, reacquired, settled for cash (in whole or in part) or is unearned (in whole or in part) or is canceled for any reason without having been exercised in full, the number of Common Shares underlying any such Award shall again be available for the purpose of Awards under the Plan to the extent of such cancellation, reacquire, forfeiture, expiration, cash settlement or unearned amount. If any Restricted Shares, Performance Awards or Other Share-Based Awards denominated in Common Shares awarded under the Plan to a Participant expire, are cancelled, forfeited, reacquired, or are unearned (in whole or in part) for any reason, the number of such shares subject to such Restricted Shares, Performance Awards or Other Share-Based Awards shall again be available for purposes of Awards under the Plan to the extent of such cancellation, reacquire, forfeiture, expiration or unearned amount. If a Tandem Share Appreciation Right or a Limited Share Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of Common Shares which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares under this Plan based on Fair Market Value, such Common Shares will not count against the aggregate limit under this Section 4.1(a). Notwithstanding anything to the contrary contained in this Plan, (i) Common Shares withheld by the Company, tendered or otherwise used in payment of the exercise price of an Option, (ii) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding, and (iii) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options will not be added (or added back, as applicable) to the aggregate number of Common Shares available under this Section 4.1(a) of the Plan.

(c) Annual Non-Employee Director Compensation Limitation. Notwithstanding anything to the contrary contained in this Article IV or elsewhere in the Plan, in no event will any individual Non-Employee Director in any fiscal year of the Company be granted compensation for such Non-Employee Director service having an aggregate maximum value (computed as of the date of grant in accordance with applicable financial accounting rules) exceeding $500,000.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board, the Committee or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, amalgamation or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference shares ahead of or affecting the Common Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or Transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 11.1:

(i) If the Company at any time subdivides (by any split, recapitalization or otherwise) the issued and outstanding Common Shares into a greater number of Common Shares, or consolidates (by reverse split, consolidation or otherwise) its issued and outstanding Common Shares into a lesser number of Common Shares, or engages in any other corporate transaction or event having an effect substantially similar to the foregoing, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of Common Shares covered by outstanding Awards, and other Award terms, shall be appropriately adjusted by the Committee, in its sole discretion, as it determines is equitably required to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii) Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, amalgamation, consolidation, statutory exchange, spin-off, reorganization, sale or Transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event having an effect substantially similar to the foregoing in such a manner that the Company’s issued and outstanding Common Shares are converted into the right to receive (or the holders of Common Shares are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 11.1, the Committee shall make or provide for such adjustments in the number of and kind of securities covered by any Award granted hereunder, in the exercise price provided in outstanding Awards, and in other Award terms, as the Committee, in its sole discretion, determines is equitably required to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii) If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, or any other corporate transaction or event having an effect substantially similar to the foregoing, then the Committee shall adjust any Award and its terms and make such other adjustments to the Plan, as the Committee, in its sole discretion, determines is equitably required to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv) If there shall occur any transaction or event described in Section 4.2(b)(ii) or a Change in Control, for each Stock Option or Share Appreciation Right with an exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Stock Option or Share Appreciation Right without any payment to the person holding such Stock Option or Share Appreciation Right.

(v) Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

(vi) Fractional Common Shares resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Common Shares are issued under the Plan, such Common Shares shall not be issued for a consideration that is less than their par value.

Article V
ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees are eligible to be granted Incentive Stock Options under the Plan. The grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

Article VI
STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per Common Share subject to a Stock Option shall be determined by the Committee on the Date of Grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value of such Common Shares on the Date of Grant and provided further that such exercise price shall in no event be less than the par value of the share covered by such Stock Option.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years from the Date of Grant.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee on the Date of Grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the Date of Grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Shares are traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold Common Shares issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Shares owned by the Participant, based on the Fair Market Value of the Common Shares on the payment date as determined by the Committee). No Common Shares shall be issued until payment therefor, as provided herein, has been made.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable only by the Participant during the Participant’s lifetime. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the Date of Grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 6.4(e) is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) shall remain subject to the terms of the Plan and the applicable Award Agreement. Any Common Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement. Unless otherwise determined by the Committee, in no event will any Stock Option granted under this Plan be Transferred for value.

(f) Termination by Death or Disability. Unless otherwise determined by the Committee at the Date of Grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the Date of Grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Resignation. Unless otherwise determined by the Committee at the Date of Grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by voluntary resignation (other than a voluntary Termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee at the Date of Grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would, in the sole discretion of the Committee, be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee at the Date of Grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if a Participant does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, subject to the approval of the Board.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of Award Agreement as is approved by the Committee, and the Committee may, in its sole discretion and subject to the requirements of applicable law, (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof or cancel an outstanding “underwater” Option in exchange for cash, another Award or a Stock Option with an exercise price that is less than the exercise price of the original Option, nor may a new Option at a lower price be substituted for a surrendered Option (other than in all cases adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the shareholders of the Company.

(m) Dividends. Stock Options granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(n) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the Common Shares underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

Article VII
SHARE APPRECIATION RIGHTS

7.1 Tandem Share Appreciation Rights. Share Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Share Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Share Appreciation Rights. Tandem Share Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per Common Share subject to a Tandem Share Appreciation Right shall be determined by the Committee on the Date of Grant, provided that the per share exercise price of a Tandem Share Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Shares on the Date of Grant and provided further that such exercise price shall in no event be less than the par value of the shares covered by such Tandem Share Appreciation Righ.

(b) Term. A Tandem Share Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the Date of Grant, a Tandem Share Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Share Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Share Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d) Method of Exercise. A Tandem Share Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Reference Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Share Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Share Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one Common Share over the Reference Stock Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of Common Shares in respect of which the Tandem Share Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Share Appreciation Right, the Reference Stock Option or part thereof to which such Share Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of Common Shares to be issued under the Plan.

(g) Dividends. Tandem Share Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(h) Non-Transferability. Tandem Share Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan. Unless otherwise determined by the Committee, in no event will any Tandem Share Appreciation Right granted under this Plan be Transferred for value.

7.3 Non-Tandem Share Appreciation Rights. Non-Tandem Share Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Share Appreciation Rights. Non-Tandem Share Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per Common Share subject to a Non-Tandem Share Appreciation Right shall be determined by the Committee on the Date of Grant, provided that the per share exercise price of a Non-Tandem Share Appreciation Right shall not be less than 100% of the Fair Market Value of such Common Shares on the Date of Grant and provided further that such exercise price shall in no event be less than the par value of the shares covered by such Non-Tandem Share Appreciation Right.

(b) Term. The term of each Non-Tandem Share Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the Date of Grant.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Share Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee on the Date of Grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Share Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Share Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Share Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one (1) Common Share on the date that the right is exercised over the Fair Market Value of one (1) Common Share on the date that the right was awarded to the Participant.

(f) Dividends. Non-Tandem Share Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(g) Termination. Unless otherwise determined by the Committee at the Date of Grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Share Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(h) Non-Transferability. No Non-Tandem Share Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Unless otherwise determined by the Committee, in no event will any Non-Tandem Share Appreciation Right granted under this Plan be Transferred for value.

7.5 Limited Share Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Share Appreciation Rights either as a General Share Appreciation Right or as a Limited Share Appreciation Right. Limited Share Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the Date of Grant or thereafter (“Limited Share Appreciation Right”). Upon the exercise of Limited Share Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Shares, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Share Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Share Appreciation Rights.

7.6 Modification of Share Appreciation Rights. An outstanding Share Appreciation Right may not be modified to reduce the exercise price thereof or cancel an outstanding “underwater” Share Appreciation Right in exchange for cash, another Award or a Share Appreciation Right with an exercise price that is less than the exercise price of the original Share Appreciation Right, nor may a new Share Appreciation Right at a lower price be substituted for a surrendered Share Appreciation Right (other than in all cases adjustments or substitutions in accordance with Section 4.2), unless such action is approved by resolution of the Board.

7.7 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Share Appreciation Right on a cashless basis on the last day of the term of such Share Appreciation Right if the Participant has failed to exercise the Share Appreciation Right as of such date, with respect to which the Fair Market Value of the Common Shares underlying the Share Appreciation Right exceeds the exercise price of such Share Appreciation Right on the date of expiration of such Share Appreciation Right, subject to Section 14.4. Share Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

Article VIII
RESTRICTED SHARES

8.1 Awards of Restricted Shares. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Shares shall be made, the number of Restricted Shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture or reacquisition, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. Unless otherwise determined by the Committee, in no event will any Restricted Shares granted under this Plan be Transferred for value.

The Committee may condition the grant or vesting of Restricted Shares upon the attainment of specified performance targets (including Performance Goals) or such other factor as the Committee may determine in its sole discretion.

8.2 Awards and Certificates. An Eligible Individual selected to receive an Award of Restricted Shares shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award Agreement. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price, if any, of Restricted Shares shall be fixed by the Committee. Subject to Section 4.2, the purchase price for Restricted Shares may not be less than par value of such Restricted Shares.

(b) Custody. If share certificates are issued in respect of Restricted Shares, the Committee may require that any share certificates evidencing such shares be held in custody by the Company or its agent until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant shall have delivered a duly signed share transfer form or other instruments of assignment (including a power of attorney, if applicable), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit Transfer to the Company of all or a portion of the shares subject to the Restricted Share Award in the event that such Award is forfeited in whole or part.

8.3 Restrictions and Conditions. The Restricted Shares awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period. (i) The Participant shall not be permitted to Transfer Restricted Shares awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the Date of Grant of such Award, as set forth in the Restricted Shares Award Agreement or as otherwise provided for by the Committee. Based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Share Award and/or waive the deferral limitations for all or any part of any Restricted Share Award.

(ii) If the grant of Restricted Shares or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Shares applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances, as determined by the Committee in its sole discretion.

(b) Rights as a Shareholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Common Shares of the Company, including, without limitation, the right to vote such shares and, subject to and conditioned upon the expiration of the applicable Restriction Period, the right to Transfer such shares and receive dividends thereon. For the avoidance of doubt, unless otherwise determined by the Committee in an Award Agreement, the payment of dividends or other distributions on Restricted Shares shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Shares still subject to restriction will be Transferred by the Participant and reacquired by the Company to be held as treasury shares or repurchased by the Company and cancelled in accordance with the terms and conditions of the Plan and/or as established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares or reacquisition or repurchase of such shares by the Company, the certificates for such shares (if any) shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

Article IX
PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in Restricted Shares, such shares shall be issued to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At or in connection with the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned. The Committee may, in its sole discretion, adjust the Performance Period to be subject to continued vesting, earlier lapse or other modification.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period. Unless otherwise determined by the Committee, in no event will any Performance Award granted under this Plan be Transferred for value.

(c) Dividends. Amounts equal to dividends declared during the Performance Period with respect to the number of Common Shares covered by a Performance Award will not be paid to the Participant and will be deferred until, and paid contingent upon, the vesting of such Performance Awards and the issuance of such shares.

(d) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in Common Shares or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(e) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

(f) Continued or Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, provide for continued vesting of or accelerate the vesting of all or any part of any Performance Award.

Article X
OTHER SHARE-BASED AND CASH-BASED AWARDS

10.1 Other Share-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Shares, including but not limited to, Common Shares awarded purely as a bonus and not subject to restrictions or conditions, Common Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, share equivalent units, restricted share units, and Awards valued by reference to book value of Common Shares. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. The Committee may condition the grant or vesting of Other Share-Based Awards upon the attainment of Performance Goals, as the Committee may determine in its sole discretion.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of Common Shares to be awarded pursuant to such Awards, and all other terms and conditions of the Awards. The Committee may also provide for the grant of Common Shares under such Awards upon the completion of a specified Performance Period.

10.2 Terms and Conditions. Other Share-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Common Shares subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Unless otherwise determined by the Committee, in no event will any Other Share-Based Award granted under this Plan be Transferred for value.

(b) Dividends. Subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of Common Shares covered by the Other Share-Based Award until the vesting of such Other Share-Based Awards and the issuance of such shares.

(c) Vesting. Any Award under this Article X and any Common Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Shares issued on a bonus basis under this Article X may be issued for no cash consideration. Common Shares purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

Article XI
CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee, and restrictions to which Restricted Shares or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Shares or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Shares on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Shares or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of U.S. Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the Common Shares covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per Common Share paid in any transaction related to a Change in Control of the Company.

(c) The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Share Appreciation Rights, or any Other Share-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) consummation of a merger, amalgamation or consolidation of the Company with any other corporation, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company issued and outstanding immediately prior thereto continuing to represent (either by remaining issued and outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity issued and outstanding immediately after such merger, amalgamation or consolidation; provided, however, that a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then issued and outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the issued and outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Article XII
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant provided that the determination of whether a Participant is impaired shall be made by the Board acting in its sole discretion. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law or pursuant to (x) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (y) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission. In no event may the Plan be amended without the approval of the shareholders of the Company where such amendment would require shareholder approval under the Companies Act 1981 of Bermuda, Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company, except by operation of Section 4.2. In addition, any amendment to the Plan shall require shareholder approval to the extent the amendment relates to the grant of Incentive Stock Options and such shareholder approval would be required under the Internal Revenue Code with respect to the grant of such Incentive Stock Options.

The Committee may amend the terms of any Award granted, prospectively or retroactively, in order to give effect to any amendments to the Plan approved by the Board or the shareholders of the Company (as applicable) and, subject to Article IV or as otherwise specifically provided herein, no such amendment to an Award or other action by the Committee shall impair the rights of any holder without the holder’s consent.

Article XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation, and exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments in which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

Article XIV
GENERAL PROVISIONS

14.1 Legend. The Committee may require each Person receiving Common Shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Common Shares without a view to Transfer thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Common Shares delivered under the Plan shall be subject to such stop Transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed or any national securities exchange system upon whose system the Common Shares are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of Common Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Shares (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of Common Shares otherwise deliverable or by delivering Common Shares already owned. Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the Fair Market Value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the Fair Market Value of the Common Shares to be withheld and delivered pursuant to this Section 14.4 exceed the maximum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, (b) such additional withholding amount is authorized by the Committee, and (c) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction.

14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

14.6 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Shares are listed on a national securities exchange or system sponsored by a national securities association, the issuance of Common Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Common Shares pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Common Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7 Shareholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Common Shares pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a shareholder’s agreement, subscription agreement or such other documentation that shall set forth certain restrictions on Transferability of the Common Shares acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such shareholder’s agreement or other documentation shall apply to the Common Shares acquired under the Plan and covered by such shareholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing shareholder agreement (or other agreement).

14.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Shares pursuant to Awards hereunder. Notwithstanding the foregoing, Participants shall bear all brokerage fees attributable to exercise of Stock Options and the sale of shares of Common Shares acquired under any Award hereunder.

14.13 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Award. The Committee may also require an agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15 Section 16(b) of the Exchange Act. To the extent the Company is not a Foreign Private Issuer (or, if the Company is a “Foreign Private Issuer,” to the extent not required by applicable law, rule or regulation (including the rules of any national securities exchange or national securities association on which the Company’s shares are traded or listed, as applicable)), (a) all elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving Common Shares are intended to comply with any applicable exemptive condition under Rule 16b-3 and (b) the Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16 Section 409A of the Code. With respect to employees residing or employed in the United States or who are otherwise U.S. taxpayers, the Plan is intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, with respect to employees residing or employed in the U.S. or who are otherwise U.S. taxpayers, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company, and in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.21 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

14.22 Share-Based Awards in Substitution for Stock Options or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, share appreciation rights, restricted share, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition, amalgamation or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger, amalgamation or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in share prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges or amalgamates has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition, amalgamation or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition, amalgamation or merger), subject to the requirements of any applicable law, may be used for awards made after such acquisition, amalgamation or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition, amalgamation or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition, amalgamation or merger.

(c) Any Common Shares that are issued or Transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Section 14.22(a) or 14.22(b) above will not reduce the Common Shares available for issuance or Transfer under the Plan or otherwise count against the limits contained in Section 4.1 of the Plan. In addition, no Common Shares that are issued or Transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Section 14.22(a) or 14.22(b) above will be added to the aggregate plan limit contained in Section 4.1 of the Plan.

Article XV
EFFECTIVE DATE OF PLAN

The Plan shall become effective on [•], 2020, which is the date of its adoption by the Board.

Article XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of shareholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

Article XVII
NAME OF PLAN

The Plan shall be known as the “International General Insurance Holdings Ltd. 2020 Omnibus Incentive Plan.”